Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-231894 on Form S-8 of our report dated relating to the financial statements of UP Fintech Holding Limited, appearing in the Annual Report on Form 20-F of UP Fintech Holding Limited for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

September 1, 2021